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                                                                      EXHIBIT 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements listed below, of our report on the financial statements and schedule of Comerica Incorporated Preferred Savings Plan dated May 14, 2002 included in this Annual Report on Form 11-K for the year ended December 30, 2001:

        Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991

        Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992

        Registration Statement No. 333-00839 on Form S-8 dated February 9, 1996

        Registration Statement No. 333-24567 on Form S-8 dated April 4, 1997

        Registration Statement No. 333-50966 on Form S-8 dated November 30, 2000


/s/ Ernst & Young LLP

Detroit, Michigan
June 26, 2002